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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - NOVEMBER 22, 2004

                                    TXU CORP.
             (Exact name of registrant as specified in its charter)

            TEXAS                      1-12833                  75-2669310
 (State or other jurisdiction     (Commission File           (I.R.S. Employer
       of incorporation)               Number)              Identification No.)


            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411 (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2004, TXU Corp. (the "Company") entered into an accelerated share repurchase agreement with Citigroup Global Markets Inc. ("Citigroup") for the repurchase of 52.5 million shares of its outstanding common stock at an initial price of $64.57 per share. The Company expects to fund this transaction with the proceeds from the anticipated closing of an offering of its debt securities. Citigroup and certain of its affiliates have engaged, and may in the future engage, in transactions with and perform services for the Company and certain of its affiliates in the ordinary course of business, including as lenders under certain of their credit facilities.

The accelerated share repurchase agreement is expected to close on November 26, 2004. The Company has the right to defer the closing of this transaction by five business days if it has not closed the offering of its debt securities by that date, and has the right to terminate the accelerated share repurchase agreement if it has not closed the offering of its debt securities by the end of the five business day deferral. Under the terms of the accelerated share repurchase agreement, the Company will repurchase the 52.5 million shares immediately from Citigroup. Citigroup will then purchase an equivalent amount of shares in the open-market. Such purchases by Citigroup could take up to ten months or a shorter period of time depending upon the amount of shares of common stock purchased by Citigroup on a daily basis. The Company may receive from, or be required to pay, Citigroup a price adjustment based upon the actual cost of the shares purchased by Citigroup once such purchases are completed. Such price adjustment can be settled, at the Company's option, in cash or in shares of its common stock.

In the event of a default by the Company under the accelerated share repurchase agreement, including a cross-default relating to certain other Company indebtedness in a principal amount in excess of $50 million, Citigroup may terminate or accelerate the transaction. In addition, Citigroup may elect to terminate or accelerate this transaction in the event, and pro rata to the extent, that it is no longer able to borrow (or maintain a borrowing of) shares of the Company's common stock in an amount equal to the number of shares of the Company's common stock which it has not yet purchased in the open market pursuant to the accelerated share repurchase agreement. In the event of any such termination or acceleration, the Company may be required to compensate Citigroup for any loss it incurs in connection therewith.


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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TXU CORP.

                                           By: /s/ Anthony Horton
                                               -----------------------
                                           Name:  Anthony Horton
                                           Title: Senior Vice President
                                                  and Treasurer

Dated:  November 24, 2004


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